Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (“Agreement”), dated as of November 2, 2025, is by and among Platinum Equity Capital Partners International IV (Cayman), L.P., a Cayman Islands exempted limited partnership (“PE Cayman”), Platinum Equity Capital QIQ Partners International IV (Cayman), L.P., a Cayman Islands exempted limited partnership (“PE QIQ Cayman”), Platinum Titan Principals International (Cayman), LLC, a Cayman Islands limited liability company (“PE Principals”), Platinum Equity Titan Co-Investors Onshore (Cayman), L.P., a Cayman Islands exempted limited partnership (“PE Co-Invest Onshore”), Platinum Equity Titan Co-Investors Offshore (Cayman), L.P., a Cayman Islands exempted limited partnership (“PE Co-Invest Offshore” and, together with PE Cayman, PE QIQ Cayman, PE Principals and PE Co-Invest Onshore, the “PE Sellers”), and each of Resolute Compo Holdings LLC, a Delaware limited liability company, Tungsten 2024 LLC, a Delaware limited liability company, and Ridge Valley LLC (each, a “Stockholder” and, if applicable, collectively, the “Stockholders”) and, solely for purposes of Section 10, CompoSecure, Inc., a Delaware corporation.

RECITALS

WHEREAS, concurrently herewith, CompoSecure, Inc., a Delaware corporation (“Parent”), Forge New Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Holdings”), 1561604 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of the Province of British Columbia and a wholly-owned subsidiary of Parent (“BidCo”), the PE Sellers, Husky Technologies Limited, a corporation existing under the laws of the Province of British Columbia, 1561570 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia (“New BC”), Forge US Top, LLC, a Delaware limited liability company (“TargetCo”), the Shareholders’ Representative (as defined in the Transaction Agreement) and the Management Sellers (as defined in the Transaction Agreement) (collectively with the PE Sellers, the “Sellers”) entered into a Share Purchase Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), pursuant to which (i) the PE Sellers will sell to Holdings, and Holdings will purchase from the PE Sellers, the TargetCo Units, and (ii) the Sellers will sell to BidCo, and BidCo will purchase from the Sellers, the New BC Shares (each as defined in the Transaction Agreement) on the Closing Date on the terms and subject to the conditions set forth in the Transaction Agreement;

WHEREAS, as of the date of this Agreement, each Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Class A Common Stock, par value $0.0001 per share, of Parent, as set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of Parent Common Stock (“Shares”) owned of record or beneficially by such Stockholder as of the date of this Agreement (with respect to each Stockholder, such Stockholder’s “Owned Shares” and, together with any additional Shares or other voting securities of Parent of which such Stockholder acquires record or beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such shares or other similar transaction, or upon exercise or conversion of any securities, such Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of the parties to the Transaction Agreement to enter into the Transaction Agreement and to proceed with the transactions contemplated by the Transaction Agreement, the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that each of the parties to the Transaction Agreement is entering into the Transaction Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Transaction Agreement if the Stockholders did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.            Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Transaction Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:

(a)           “Termination Date” means the earliest to occur of: (i) the First Closing, (ii) the valid termination of the Transaction Agreement in accordance with its terms, (iii) the written consent of the Stockholders and the PE Sellers terminating this Agreement and (iv) the entry into any amendment, modification or waiver to any provision of the Transaction Agreement without the Stockholders’ written consent that amends, changes, or modifies any of the conditions to the Transactions in a manner that adversely affects any Stockholder in any material respect.

(b)          A Person will be deemed to have effected a “Transfer” of a Covered Share if such Person, whether voluntarily or involuntarily, directly or indirectly, (i) sells, pledges, assigns, gifts, grants an option with respect to, transfers, exchanges, converts, tenders or disposes (by merger, by testamentary disposition, by operation of law or otherwise) of, or enters into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of a Covered Share or any interest in such security, (ii) creates or permits to exist any Encumbrances, other than Permitted Encumbrances (as defined below), on any of the Covered Shares, except which would not reasonably be expected to, either individually or in the aggregate, prevent, delay or impede the performance by such Person of any of its obligations hereunder so long as, if any involuntary Transfer of any of the Covered Shares shall occur as a result of such Encumbrance (including, but not limited to, a sale by the Stockholders’ trustees in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), such transferees (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the date this Agreement is validly terminated in accordance with Section 11, (iii) deposits any of the Covered Shares into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that (A) is inconsistent with this Agreement or (B) otherwise limits or affects any Stockholder’s power, authority or right to vote (or deliver a consent with respect to) any Covered Shares in accordance with this Agreement, or (iv) agrees or commits to take any of the actions referred to in the foregoing clauses (i) through (iii). For the avoidance of doubt, any direct or indirect transfer of equity or other interests in a Stockholder by its equityholders shall not constitute a Transfer.

2.            Transfer Restrictions. Except as provided hereunder or under the Transaction Agreement, from the date of this Agreement until the Termination Date, each Stockholder shall not Transfer (or cause or permit the Transfer of) any of the Covered Shares or enter into any agreement relating thereto, except (a) for the Transfer of Covered Shares to any Affiliate or Subsidiary of such Stockholder; provided, that the recipient of the Covered Shares pursuant to such Transfer shall have executed and delivered to the PE Sellers a joinder to this Agreement pursuant to which such recipient shall be bound by all of the terms of this Agreement, (b) for the Transfer of Covered Shares to any custodian or nominee for the purpose of holding such Covered Shares for the account of such Stockholder (provided, that such Stockholder shall retain sole voting and investment control over such Covered Shares) or (c) with the PE Sellers’ prior written consent.

3.             Agreement to Vote; Closing Deliverables.

(a)           Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, from the date of this Agreement until the Termination Date, at any annual or special meeting of the stockholders of Parent, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of Parent, such Stockholder shall vote or cause to be voted, or deliver or cause to be delivered a written consent with respect to, all of such Stockholder’s Covered Shares:

(i)              in favor of approving the Parent Stock Issuance and any other matters required to be approved or adopted in order to effect the transactions contemplated by the Transaction Agreement (including any adjournment or postponement recommended by the PE Sellers with respect to any stockholder meeting with respect to the Transaction Agreement);

(ii)              against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent contained in the Transaction Agreement, or of such Stockholder contained in this Agreement, or result in any of the conditions set forth in Article VIII of the Transaction Agreement not being satisfied on or before the Termination Date; and

(iii)             against any proposal, transaction, agreement or action made in opposition to or in competition with, or that would reasonably be expected to, either individually or in the aggregate, prevent, delay or impede the consummation of, the Transactions, including any action or proposal in favor of any Parent Acquisition Proposal, without regard to the terms of such Parent Acquisition Proposal.

(b)          Each Stockholder shall appear, in person or by proxy, at each meeting of the stockholders of Parent, or adjournment or postponement thereof, to vote on any matter contemplated by this Agreement and shall cause all of its Covered Shares to be counted as present thereat for purposes of calculating a quorum and shall vote all of its Covered Shares in accordance with this Section 3.

(c)           Each Stockholder shall retain at all times the right to vote all of its Covered Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section  3 that are at any time or from time to time presented for consideration to Parent’s stockholders generally. Nothing in this Agreement, including this Section  3, limits or restricts any Affiliate or designee of each Stockholder who serves as a member of Parent Board in taking, or refraining from taking, any action in his or her capacity as a director of Parent or any of Parent’s Subsidiaries and exercising his or her fiduciary duties and responsibilities, it being understood that this Agreement applies to each Stockholder solely in its capacity as a stockholder of Parent and does not apply to any such Affiliate or designee’s actions, judgments or decisions as a director of Parent or any of Parent’s Subsidiaries.

(d)           At or prior to the Closings, the Stockholders shall deliver to the PE Sellers the First Amendment to Amended and Restated Waiver Agreement, in the form attached hereto as Schedule B, duly executed by Resolute Compo Holdings LLC and Tungsten 2024 LLC.

4.            No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Stockholder (a) has (i) not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any of its Covered Shares and (ii) not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any of its Covered Shares, in either case, that (x) is inconsistent with such Stockholder’s obligations pursuant to this Agreement or (y) otherwise limits or affects any Stockholder’s power, authority or right to vote (or deliver a consent with respect to) any Covered Shares in accordance with this Agreement and (b) has not taken, and shall not take, any other action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or in any way restrict, limit or interfere with the performance of such Stockholders’ obligations hereunder or the transactions contemplated by the Transaction Agreement.

5.             Non-Solicitation. Each Stockholder hereby agrees not to, and agrees to cause its Affiliates and its and their respective Representatives not to, take any action which, were it taken by Parent or its Representatives, would violate Section 6.3(g) of the Transaction Agreement.

6.            Representations and Warranties of the Stockholders. Each Stockholder, as to itself, hereby represents and warrants to the PE Sellers as follows:

(a)           Power; Organization; Binding Agreement. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, limited liability company, limited liability partnership of similar equivalent action on the part of such Stockholder. Such Stockholder is duly organized, validly existing and in good standing under the applicable Legal Requirements of its jurisdiction of formation. This Agreement has been duly executed and delivered by such Stockholder, and, assuming due authorization, execution and delivery by the PE Sellers, this Agreement is enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy or other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)           No Conflicts. None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which such Stockholder is a party or by which such Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Encumbrance, other than a Permitted Encumbrance (as defined below), on any of the assets or properties of such Stockholder, (iii) violate any applicable Legal Requirements or Order or (iv) violate the Governing Documents of such Stockholder, except, in the case of each of clauses (i), (ii) and (iii), as would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by such Stockholder of any of its obligations hereunder.

(c)          Absence of Litigation; Orders. As of the date hereof, (i) there is no Proceeding pending against or, to the knowledge of such Stockholder, threatened against such Stockholder and (ii) neither such Stockholder nor any of its Subsidiaries is subject to any Order, and to the knowledge of such Stockholder, no such Order is threatened to be imposed, except which, in the case of each of clauses (i) or (ii), as would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by such Stockholder of any of its obligations hereunder.

(d)           Ownership of Covered Shares. Such Stockholder is the record and beneficial owner of such Stockholder’s Owned Shares. All of such Stockholder’s Covered Shares are free and clear of any Encumbrances, except for any such Encumbrance that may be imposed pursuant to (x) this Agreement or (y) any applicable restrictions on transfer under the Securities Act or any state securities laws (collectively, “Permitted Encumbrances”), and no person has a right to acquire any of such Covered Shares. As of the date of this Agreement, other than the Owned Shares, such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent.

(e)           Voting Power. Such Stockholder has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case, with respect to all of the securities subject to this Agreement owned by such Stockholder, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.

(f)            Reliance by the PE Sellers. Such Stockholder understands and acknowledges that the PE Sellers are entering into the Transaction Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(g)           Consents and Approvals. The execution and delivery of this Agreement by each Stockholder does not, and the performance by each such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except in each case for filings with the SEC, compliance with any applicable requirements of federal securities laws or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications that would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by such Stockholder of any of its obligations hereunder.

7.            Representations and Warranties of the PE Sellers. Each PE Seller, as to itself, hereby represents and warrants to the Stockholders as follows:

(a)           Power; Organization. Such PE Seller has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such PE Seller of this Agreement, and the consummation by such PE Seller of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of such PE Seller. Such PE Seller is duly organized, validly existing and in good standing under the applicable Legal Requirements of its jurisdiction of formation.

(b)          Binding Agreement. This Agreement has been duly executed and delivered by such PE Seller, and, assuming due authorization, execution and delivery by the Stockholders, this Agreement is enforceable against such PE Seller in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy or other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)           No Conflicts. None of the execution and delivery by such PE Seller of this Agreement, the performance by such PE Seller of its obligations hereunder or the consummation by such PE Seller of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which such PE Seller is a party or by which such PE Seller may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Encumbrance, other than a Permitted Encumbrance, on any of the assets or properties of such PE Seller, (iii) violate any applicable Legal Requirements or Order or (iv) violate the Governing Documents of such PE Seller, except, in the case of each of clauses (i), (ii) and (iii), as would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by such PE Seller of any of its obligations hereunder.

(d)           Absence of Litigation; Orders. As of the date hereof, (i) there is no Proceeding pending against or, to the knowledge of such PE Seller, threatened against such PE Seller or any of its Subsidiaries and (ii) neither such PE Seller nor any of its Subsidiaries is subject to any Order, and to the knowledge of such PE Seller, no such Order is threatened to be imposed, except which, in the case of each of clauses (i) or (ii), as would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by such PE Seller of any of its obligations hereunder.

(e)           Consents and Approvals. The execution and delivery of this Agreement by such PE Seller does not, and the performance by such PE Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such PE Seller to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except in each case where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications that would not, either individually or in the aggregate, prevent, materially delay or materially impede the performance by such PE Seller of any of its obligations hereunder.

8.             Certain Restrictions. Prior to the Termination Date, in the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to Parent, (i) such acquired Shares or voting interests will, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, (ii) the number of Shares held by such Stockholder will be deemed amended accordingly, (iii) such acquired Shares or voting interests will automatically become subject to the terms of this Agreement and (iv) such Stockholder shall promptly notify in writing the PE Sellers and Parent of any such event.

9.             Further Assurances. Subject to the terms and conditions of this Agreement, upon request of another party hereto, each party hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill its obligations under this Agreement.

10.           Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Termination Date, in furtherance of this Agreement, each Stockholder hereby authorizes and instructs Parent or its counsel to instruct its transfer agent to put in place a stop transfer order with respect to all of the securities of Parent held of record by such Stockholder (and that this Agreement places limits on the voting and transfer of). Parent agrees that as promptly as practicable after the date of this Agreement, it shall make a notation on its records and give instructions to the transfer agent for the Covered Shares not to permit, during the term of this Agreement, the Transfer of the Covered Shares.

11.          Termination. This Agreement and all rights and obligations of the parties hereunder and thereunder, will terminate automatically without any notice or other action by any person and have no further force or effect as of the Termination Date; provided, that this Section 11 and Section 14 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 11 or elsewhere in this Agreement relieves either party hereto from liability, or otherwise limits the liability of either party hereto, for any breach of this Agreement prior to such termination.

12.           No Agreement until Executed. This Agreement shall not be effective unless and until (i)  the Transaction Agreement is executed by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

13.           No Other Representations and Warranties. The PE Sellers and the Stockholders acknowledge and agree that, except for the representations and warranties expressly set forth in Section 6 and Section 7 of this Agreement, none of the PE Sellers or the Stockholders makes, has made, or shall be deemed to have made, any representation or warranty in connection with this Agreement. The PE Sellers and the Stockholders acknowledge and agree that each is not entering into this Agreement in reliance on any representation or warranty, express or implied, except for the representations and warranties expressly set forth in Section 6 and Section 7, as applicable.

14.           Miscellaneous.

(a)               Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(b)          Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(c)           Amendment and Modification; Waiver. this Agreement may be amended at any time by the parties hereto by, and only by, an instrument in writing signed on behalf of each of each of the parties hereto. At any time at or prior to the Closing, any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

(d)           Specific Performance. Except as otherwise provided or limited herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek specific enforcement of the terms and provisions hereof, without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

(e)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via email (provided the sender does not receive email notification of failed transmission or delivery) to the applicable parties hereto at the following addresses, as applicable (or at such other address for a party as shall be specified by like notice):

if to the PE Sellers, to:

c/o Platinum Equity Advisors, LLC

1 Greenwich Office Park

North Building, Floor 2

Greenwich, CT 06831

Attention: Louis Samson; Delara Zarrabi

Email: [***]

and

c/o Platinum Equity Advisors, LLC

360 North Crescent Drive, South Building

Beverly Hills, CA 90210

Attention: John Holland

Email: [***]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington, D.C. 20004-1304

Attention: David Brown; Victoria VanStekelenburg

Telephone No.: (202) 637-2200

Email: David.Brown@LW.com; Victoria.VanStekelenburg@lw.com

if to the Stockholders, to such Stockholder’s address or e-mail address set forth on a signature page hereto, or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to each other party hereto.

(f)           Entire Agreement; No Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof; and (b) except as expressly set forth in this Agreement, are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder.

(g)           Governing Law; Venue; Waiver of Jury Trial.

(i)              This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery, and to the extent the Delaware Court of Chancery rejects jurisdiction, in any state or federal court located in the County of New Castle, State of Delaware, and in each case appellate courts therefrom (collectively, the “Delaware Courts”), in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the other transactions contemplated hereby and thereby, and hereby waives, and agrees not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in the Delaware Courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding by registered or certified mail in the manner provided in Section 14(e) or in such other manner as may be permitted by applicable Legal Requirements, shall be valid and sufficient service thereof. Nothing herein shall affect the right of any party to commence Proceedings against any other party in any other jurisdiction to enforce Orders obtained in any Proceeding brought in accordance with this Section 14(g)(i).

(ii)              EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(h)          Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, the application of any Legal Requirement, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(i)            Interpretation. Section 11.2 of the Transaction Agreement is hereby incorporated by reference herein, mutatis mutandis.

(j)            Expenses. Except as otherwise expressly provided in this Agreement or the Transaction Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

15.          Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart. If any signature is delivered by PDF or electronic signature (including DocuSign), such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) with the same force and effect as if such PDF or electronic signature were an original thereof.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties are executing this Agreement on the date set forth in the introductory clause.

PLATINUM EQUITY CAPITAL PARTNERS INTERNATIONAL IV (CAYMAN), L.P.

By: Platinum Equity Partners International IV (Cayman), L.P., its general partner

By: Platinum Equity Investment Holdings IV (Cayman), LLC, its general partner

By:	/s/ Ty Renbarger
Name:	Ty Renbarger
Title:	Vice President

PLATINUM EQUITY CAPITAL QIQ PARTNERS INTERNATIONAL IV (CAYMAN), L.P.

By: Platinum Equity Partners International IV (Cayman), L.P., its general partner

By: Platinum Equity Investment Holdings IV (Cayman), LLC, its general partner

By:	/s/ Ty Renbarger
Name:	Ty Renbarger
Title:	Vice President

PLATINUM TITAN PRINCIPALS INTERNATIONAL (CAYMAN), LLC

By: Platinum Equity Investment Holdings IV (Cayman), LLC, its senior managing member

By:	/s/ Ty Renbarger
Name:	Ty Renbarger
Title:	Vice President

[Signature Page to Voting Agreement]

PLATINUM EQUITY TITAN CO-INVESTORS ONSHORE (CAYMAN), L.P.

By: Platinum Equity Partners International IV (Cayman), L.P., its general partner

By: Platinum Equity Investment Holdings IV (Cayman), LLC, its general partner

By:	/s/ Ty Renbarger
Name:	Ty Renbarger
Title:	Vice President

[Signature Page to Voting Agreement]

PLATINUM EQUITY TITAN CO-INVESTORS OFFSHORE (CAYMAN), L.P.

By: Platinum Equity Partners International IV (Cayman), L.P., its general partner

By: Platinum Equity Investment Holdings IV (Cayman), LLC, its general partner

By:	/s/ Ty Renbarger
Name:	Ty Renbarger
Title:	Vice President

[Signature Page to Voting Agreement]

RESOLUTE COMPO HOLDINGS LLC

By:	/s/ John D. Cote
Name:	John D. Cote
Title:	John D. Cote, Manager of Tungsten 2024 LLC, its managing member

445 Park Avenue, Suite 5B
New York, NY 10022
Attention: Thomas R. Knott

[Signature Page to Voting Agreement]

TUNGSTEN 2024 LLC

By:	/s/ John D. Cote
Name:	John D. Cote
Title:	Manager

c/o Resolute Compo Holdings LLC
445 Park Avenue, Suite 5B
New York, NY 10022
Attention: Thomas R. Knott

[Signature Page to Voting Agreement]

RIDGE VALLEY LLC

By:	/s/ John D. Cote
Name:	John D. Cote
Title:	Manager

c/o Resolute Compo Holdings LLC
445 Park Avenue, Suite 5B
New York, NY 10022
Attention: Thomas R. Knott

[Signature Page to Voting Agreement]

COMPOSECURE, INC.

By:	/s/ Thomas R. Knott
Name:	Thomas R. Knott
Title:	Chief Investment Officer

[Signature Page to Voting Agreement]

Schedule A

Name of Stockholders	Parent Common Stock
Resolute Compo Holdings LLC	49,290,409
Tungsten 2024 LLC	646,893
Ridge Valley LLC	1,500,000

Schedule B

First Amendment to Amended and Restated Waiver Agreement

[See attached.]